AMENDMENT NO. 17

TO AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

This Amendment No. 17 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (the “Trust”) amends, effective January 30, 2015, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to change the name of Invesco Tax-Free Intermediate Fund to Invesco Limited Term Municipal Income Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 3, 2014.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Tax-Exempt Cash Fund	Class A Shares Class Y Shares Investor Class Shares

Invesco Limited Term Municipal Income Fund	Class A Shares Class A2 Shares Class C Shares Class R5 Shares Class Y Shares

Invesco High Yield Municipal Fund	Class A Shares Class B Shares Class C Shares Class R5 Shares Class Y Shares

Invesco Intermediate Term Municipal Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Invesco Municipal Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Investor Class Shares

Invesco New York Tax Free Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares”